UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 28, 2006

Jones Soda Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-28820	91-1696175
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

234 Ninth Avenue North, Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-624-3357

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Resignation of Director.

On August 30, 2006, Matt Kellogg, a Director of Jones Soda Co., gave written notice to the Company of his resignation from the Board and the Audit Committee, effective immediately. Mr. Kellogg has served on the Board of Directors for seven years, since May 1999. The Company is grateful to Mr. Kellogg for his years of service and dedication to the Company.

(d) Appointment of Director.

On August 28, 2006, the Company appointed Richard S. Eiswirth Jr. to the Board of Directors. In addition to his service on the Board, Mr. Eiswirth will also serve on the Company's audit committee.

Mr. Eiswirth is currently the Chief Financial Officer of Alimera Sciences, Inc., serving in such capacity since October 2005. Prior to joining Alimera Sciences, Mr. Eiswirth was the chief financial officer and senior executive vice president of Netzee, Inc., a provider of internet banking solutions to community banks, from August 1999 to April 2002. He is also the founder of two consulting practices, Brand Ignition Group LLC and Black River Holdings, Inc. Mr. Eiswirth started his career in Arthur Andersen's audit and business advisory practice where he was a senior manager and certified public accountant. His experience includes financial and accounting management, mergers and acquisitions, initial public offerings, and entrepreneurial and start-up operational activities. He received an accounting degree from Wake Forest University in 1991. Mr. Eiswirth also serves on the board of directors, and is the chair of the audit committee, for Color Imaging, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Soda Co.

August 31, 2006	By:	/s/ Peter van Stolk

Name: Peter van Stolk
Title: Chief Executive Officer